SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2003

(TO PROSPECTUS DATED SEPTEMBER 25, 2003)

RENAISSANCE HOME EQUITY LOAN TRUST 2003-3

Home Equity Loan Asset-Backed Certificates, Series 2003-3

Renaissance Mortgage Acceptance Corp.

Depositor

Ocwen Federal Bank FSB

Servicer

$434,720,000

(Approximate)

The percentages listed in clause (2)(A) of each of the definitions of “Class M-1 Principal Distribution Amount, “Class M-2 Principal Distribution Amount,” “Class M-3 Principal Distribution Amount,” “Class M-4 Principal Distribution Amount” and “Class M-5 Principal Distribution Amount” under “Description of the Certificates—Glossary” on pages S-62 to S-64 of the prospectus supplement are amended and restated to the following percentages:  80.40%, 90.40%, 93.40%, 95.50% and 98.00%, respectively.

Clause (2) in the definition of “Class M-6 Principal Distribution Amount” under “Description of the Certificates—Glossary” on pages S-64 and S-65 of the prospectus supplement is amended and restated in its entirety as follows:

(2) the lesser of

(A) 100.00% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that distribution date and

(B) the Pool Balance as of the last day of the related Due Period minus the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount.

The definition of “Excess Overcollateralization Amount” under “Description of the Certificates—Glossary” on pages S-65 and S-66 of the prospectus supplement is amended and restated in its entirety as follows:

Excess Overcollateralization Amount:  As to any distribution date, if the class M-6 certificates are outstanding immediately prior to that distribution date, zero; provided, however, that to the extent the Class M-6 Principal Distribution Amount exceeds the class principal balance of the class M-6 certificates on the distribution date that the class principal balance of the class M-6 certificates is reduced to zero, such excess will constitute the Excess Overcollateralization Amount for that distribution date.  As to any distribution date, if the class M-6 certificates are not outstanding immediately prior to that distribution date, the lesser of (1) the Basic Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount I.

The following definition is added to the prospectus supplement immediately following the definition of “Principal Distribution Amount” under “Description of the Certificates—Glossary” page S-67 of the prospectus supplement:

Required Overcollateralization Amount I:  As to any distribution date (a) prior to the Stepdown Date, the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (b) on and after the Stepdown Date, (1) if the class M-6 certificates are outstanding immediately prior to that distribution date, the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount or (2) if the class M-6 certificates are not outstanding immediately prior to that distribution date, the greater of (A) the lesser of (i) the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (ii) the product of (x) 4.40% and (y) the Pool Balance as of the end of the related Due Period and (B) the OC Floor.

Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount I will equal the Required Overcollateralization Amount I in effect as of the immediately preceding distribution date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount I will equal (1) if the class M-6 certificates are outstanding immediately prior to that distribution date, the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount or (2) if the class M-6 certificates are not outstanding immediately prior to that distribution date, the lesser of (x) the Required Overcollateralization Amount I in effect as of the immediately preceding distribution date and (y) the product of 6.80% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount I will never be less than the OC Floor.

The definition of “Required Overcollateralization Amount” under “Description of the Certificates—Glossary” on page S-67 of the prospectus supplement is amended and restated in its entirety as follows:

Required Overcollateralization Amount II:  As to any distribution date (a) prior to the Stepdown Date, the product of (x) 1.20% and (y) the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of 1.20% and the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the original Pre-Funded Amount and (y) the product of 2.40% and the Pool Balance as of the end of the related Due Period and (2) the OC Floor.

Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount II will equal the Required Overcollateralization Amount II in effect as of the immediately preceding distribution date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount II will equal the lesser of (x) the Required Overcollateralization Amount II in effect as of the immediately preceding distribution date and (y) the product of 4.80% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount II will never be less than the OC Floor.

The percentage listed in clause (b)(2)(y)(A) of the definition of “Senior Principal Distribution Amount” under “Description of the Certificates—Glossary” on page S-67 of the prospectus supplement is amended and restated to 66.90%.

Clause (x) of the definition of “Subordination Deficiency” under “Description of the Certificates—Glossary” on page S-67 of the prospectus supplement is amended and restated in its entirety as follows:

(x) the Required Overcollateralization Amount I for the applicable distribution date over

The definition of “Subordination Required Overcollateralization Amount” under “Description of the Certificates—Glossary” on pages S-68 of the prospectus supplement is amended and restated in its entirety as follows:

Subordination Required Overcollateralization Amount:  As to any distribution date on which a Delinquency Event does not exist, the Required Overcollateralization Amount II without giving effect to the OC Floor calculation.  As to any other distribution date, the Required Overcollateralization Amount II.

Priority 19. under “Description of the Certificates—Distribution priorities” on page S-69 of the prospectus supplement is amended and restated in its entirety as follows:

19.  [Reserved].

The paragraph under “Description of the Certificates—Overcollateralization provisions” on page S-71 of the prospectus supplement is amended and restated in its entirety as follows:

On each distribution date, the Excess Interest will be applied to, among other things, the accelerated amortization of the offered certificates then entitled to distributions of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount I.  Subject to particular floors, caps and triggers, the Required Overcollateralization Amount I may decrease over time.  It is a condition to the issuance of the certificates on the closing date that the Required Overcollateralization Amount I be met.

Clause (h) in the first paragraph under “Description of the Certificates—Reports to Certificateholders” on page S-71 of the prospectus supplement is amended and restated in its entirety as follows:

(h) the Overcollateralization Amount and the Required Overcollateralization Amount I as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

The first sentence of the paragraph under “The Pooling and Servicing Agreement—Voting rights” on pages S-87 of the prospectus supplement is amended and restated in its entirety as follows:

Under the pooling and servicing agreement, the portion of the voting rights allocated tot the offered certificates will equal 100% minus the portion allocated to the class BIO certificates and the residual certificates, and the portion of the voting rights allocated tot the class BIO certificates and the residual certificates will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount I and the denominator of which is the Pool Balance.

The decrement tables under “Prepayment and Yield Considerations—Decrement tables” on pages S-54 through S-57 of the prospectus supplement are amended and restated in their entirety as follows:

Percentage of Initial Class Principal Balance Outstanding
at the Following Prepayment Scenarios(1)

	Class A					Class M-1
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2004	99	89	79	69	58	100	100	100	100	100
September 25, 2005	97	74	54	36	20	100	100	100	100	100
September 25, 2006	95	62	35	15	*	100	100	100	100	100
September 25, 2007	94	51	27	15	*	100	100	70	39	100
September 25, 2008	92	41	21	10	*	100	100	53	24	56
September 25, 2009	90	35	15	6	*	100	89	39	15	29
September 25, 2010	87	30	12	4	*	100	77	29	10	12
September 25, 2011	85	26	9	2	*	100	66	22	6	2
September 25, 2012	82	22	6	2	0	100	57	16	3	0
September 25, 2013	79	19	5	1	0	100	49	12	0	0
September 25, 2014	76	16	4	*	0	100	42	9	0	0
September 25, 2015	73	14	3	0	0	100	35	7	0	0
September 25, 2016	69	12	2	0	0	100	30	5	0	0
September 25, 2017	65	10	1	0	0	100	25	2	0	0
September 25, 2018	61	8	1	0	0	100	21	0	0	0
September 25, 2019	57	7	1	0	0	100	18	0	0	0
September 25, 2020	52	6	*	0	0	100	14	0	0	0
September 25, 2021	47	5	0	0	0	100	12	0	0	0
September 25, 2022	41	4	0	0	0	100	10	0	0	0
September 25, 2023	36	3	0	0	0	93	8	0	0	0
September 25, 2024	32	2	0	0	0	82	6	0	0	0
September 25, 2025	27	2	0	0	0	70	4	0	0	0
September 25, 2026	22	1	0	0	0	57	1	0	0	0
September 25, 2027	17	1	0	0	0	44	0	0	0	0
September 25, 2028	13	*	0	0	0	32	0	0	0	0
September 25, 2029	9	0	0	0	0	24	0	0	0	0
September 25, 2030	6	0	0	0	0	16	0	0	0	0
September 25, 2031	3	0	0	0	0	9	0	0	0	0
September 25, 2032	1	0	0	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years) (2)
To Maturity	16.61	5.91	3.28	2.12	1.32	23.80	11.15	6.13	4.62	5.48
To Call	16.51	5.60	3.04	1.96	1.32	23.55	10.39	5.57	4.27	3.91

____________________

*

Less than 1% but greater than 0%.

(1)

The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under “Weighted average lives” in this prospectus supplement.

(2)

The weighted average life of a class of certificates is determined by (a)  multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

Percentage of Initial Class Principal Balance Outstanding
at the Following Prepayment Scenarios(1)

	Class M-2A and Class M-2F					Class M-3
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2004	100	100	100	100	100	100	100	100	100	100
September 25, 2005	100	100	100	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100	100	100	100
September 25, 2007	100	100	70	38	28	100	100	70	38	19
September 25, 2008	100	100	53	24	10	100	100	53	24	6
September 25, 2009	100	89	39	15	1	100	89	39	15	0
September 25, 2010	100	77	29	10	0	100	77	29	6	0
September 25, 2011	100	66	22	4	0	100	66	22	0	0
September 25, 2012	100	57	16	0	0	100	57	16	0	0
September 25, 2013	100	49	12	0	0	100	49	12	0	0
September 25, 2014	100	42	9	0	0	100	42	3	0	0
September 25, 2015	100	35	5	0	0	100	35	0	0	0
September 25, 2016	100	30	1	0	0	100	30	0	0	0
September 25, 2017	100	25	0	0	0	100	25	0	0	0
September 25, 2018	100	21	0	0	0	100	21	0	0	0
September 25, 2019	100	18	0	0	0	100	18	0	0	0
September 25, 2020	100	14	0	0	0	100	14	0	0	0
September 25, 2021	100	12	0	0	0	100	12	0	0	0
September 25, 2022	100	10	0	0	0	100	5	0	0	0
September 25, 2023	93	7	0	0	0	93	0	0	0	0
September 25, 2024	82	3	0	0	0	82	0	0	0	0
September 25, 2025	70	0	0	0	0	70	0	0	0	0
September 25, 2026	57	0	0	0	0	57	0	0	0	0
September 25, 2027	44	0	0	0	0	44	0	0	0	0
September 25, 2028	32	0	0	0	0	32	0	0	0	0
September 25, 2029	24	0	0	0	0	24	0	0	0	0
September 25, 2030	16	0	0	0	0	16	0	0	0	0
September 25, 2031	9	0	0	0	0	1	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years) (2)
To Maturity	23.78	11.06	6.04	4.37	4.01	23.75	10.92	5.92	4.22	3.68
To Call	23.55	10.39	5.57	4.07	3.77	23.55	10.39	5.57	4.00	3.52

____________________

(1)

The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under “Weighted average lives” in this prospectus supplement.

(2)

The weighted average life of a class of certificates is determined by (a)  multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

Percentage of Initial Class Principal Balance Outstanding
at the Following Prepayment Scenarios(1)

	Class M-4					Class M-5
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2004	100	100	100	100	100	100	100	100	100	100
September 25, 2005	100	100	100	100	100	100	100	100	100	100
September 25, 2006	100	100	100	100	100	100	100	100	100	100
September 25, 2007	100	100	70	38	19	100	100	70	38	11
September 25, 2008	100	100	53	24	0	100	100	53	24	0
September 25, 2009	100	89	39	15	0	100	89	39	3	0
September 25, 2010	100	77	29	0	0	100	77	29	0	0
September 25, 2011	100	66	22	0	0	100	66	21	0	0
September 25, 2012	100	57	16	0	0	100	57	5	0	0
September 25, 2013	100	49	4	0	0	100	49	0	0	0
September 25, 2014	100	42	0	0	0	100	42	0	0	0
September 25, 2015	100	35	0	0	0	100	35	0	0	0
September 25, 2016	100	30	0	0	0	100	30	0	0	0
September 25, 2017	100	25	0	0	0	100	25	0	0	0
September 25, 2018	100	21	0	0	0	100	18	0	0	0
September 25, 2019	100	18	0	0	0	100	8	0	0	0
September 25, 2020	100	14	0	0	0	100	0	0	0	0
September 25, 2021	100	3	0	0	0	100	0	0	0	0
September 25, 2022	100	0	0	0	0	100	0	0	0	0
September 25, 2023	93	0	0	0	0	93	0	0	0	0
September 25, 2024	82	0	0	0	0	82	0	0	0	0
September 25, 2025	70	0	0	0	0	70	0	0	0	0
September 25, 2026	57	0	0	0	0	57	0	0	0	0
September 25, 2027	44	0	0	0	0	44	0	0	0	0
September 25, 2028	32	0	0	0	0	32	0	0	0	0
September 25, 2029	24	0	0	0	0	24	0	0	0	0
September 25, 2030	16	0	0	0	0	5	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (years) (2)
To Maturity	23.70	10.77	5.82	4.13	3.56	23.59	10.50	5.64	4.00	3.42
To Call	23.55	10.39	5.57	3.97	3.44	23.54	10.37	5.56	3.95	3.38

____________________

(1)

The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under “Weighted average lives” in this prospectus supplement.

(2)

The weighted average life of a class of certificates is determined by (a)  multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

Percentage of Initial Class Principal Balance Outstanding
at the Following Prepayment Scenarios(1)

	Class M-6
Distribution Date	I	II	III	IV	V
Initial Percentage.	100%	100%	100%	100%	100%
September 25, 2004	100	100	100	100	100
September 25, 2005	100	100	100	100	100
September 25, 2006	100	100	100	100	100
September 25, 2007	100	100	34	0	0
September 25, 2008	100	100	0	0	0
September 25, 2009	100	76	0	0	0
September 25, 2010	100	49	0	0	0
September 25, 2011	100	25	0	0	0
September 25, 2012	100	5	0	0	0
September 25, 2013	100	0	0	0	0
September 25, 2014	100	0	0	0	0
September 25, 2015	100	0	0	0	0
September 25, 2016	100	0	0	0	0
September 25, 2017	100	0	0	0	0
September 25, 2018	100	0	0	0	0
September 25, 2019	100	0	0	0	0
September 25, 2020	100	0	0	0	0
September 25, 2021	100	0	0	0	0
September 25, 2022	100	0	0	0	0
September 25, 2023	84	0	0	0	0
September 25, 2024	60	0	0	0	0
September 25, 2025	34	0	0	0	0
September 25, 2026	6	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
Weighted Average Life (years) (2)
To Maturity	21.37	7.07	3.76	3.08	3.08
To Call	21.37	7.07	3.76	3.08	3.08

____________________

(1)

The prepayment scenarios for the fixed rate and adjustable rate mortgage loans are as set forth under “Weighted average lives” in this prospectus supplement.

(2)

The weighted average life of a class of certificates is determined by (a)  multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

The date of this Supplement is October 31, 2003.